Exhibit 99.1

UTEK Corporation Reports Financial Results for Quarter Ended September 30, 2008

Tampa, FL — (BUSINESS WIRE) — November 7, 2008 — UTEK Corporation (NYSE Alternext US & LSE-AIM: UTK) today announced financial results for the three and nine months ended September 30, 2008.

Three Months Ended September 30, 2008 Operating Results

Global credit and other financial markets have suffered substantial stress, volatility, illiquidity and disruption. This deterioration in the equity markets has had a significant impact on the valuations of our investments. During the third quarter of 2008, management determined that a valuation allowance of $9.3 million should be recorded against the related deferred tax asset. A portion of the valuation allowance ($4.5 million) was recorded as part of the provision for income tax expense and a similar portion ($4.8 million) was included in the change in unrealized depreciation of investments. The valuation allowance resulted in a significant additional decrease to our net decrease in net assets from operations. If financial conditions related to our investments improve in future periods, the valuation allowance could be reversed.

For the quarter ended September 30, 2008, income from operations (revenue) was $7.1 million as compared to $3.7 million for the quarter ended September 30, 2007. Net (loss) income from operations for the quarter ended September 30, 2008 was ($5.5 million) as compared to $188,000 for the quarter ended September 30, 2007. Approximately 11% and 82% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarters ended September 30, 2008 and 2007, respectively.

Historically the Company’s corporate strategy has been focused on the sale of technology rights for which the company received as consideration shares of stock valued at fair market value. During 2008, the Company shifted its corporate strategy to a focus of providing innovative consulting services for which cash is received as consideration. As a result of this shift in corporate strategy, cash income from operations (revenue) increased to $6.3 million for the three months ended September 30, 2008 as compared to $678,000 for the three months ended September 30, 2007.

The net decrease in net assets from operations (including net income (loss) from operations and realized and unrealized gains and losses on investments) was ($12.3 million) or ($1.21) per weighted average diluted share outstanding for the quarter ended September 30, 2008, as compared to ($134,000) or ($.01) per weighted average diluted share outstanding for the quarter ended September 30, 2007. Of the $12.3 million decrease in net assets from operations, $9.3 million was a non-cash charge related to the deferred tax valuation allowance, $2.0 million was related to realized and unrealized losses on the investments and $1.0 million was related to operations.

The value of the Company’s investment portfolio was $17.6 million at September 30, 2008, as compared to $30.4 million at December 31, 2007. Cash and cash equivalents were $5.6 million at September 30, 2008, as compared to $5.3 million at December 31, 2007. Net assets were $38.9 million at September 30, 2008, as compared to $43.7 million at December 31, 2007. Net asset value per common share outstanding was $3.74 at September 30, 2008, as compared to $4.85 at December 31, 2007.

Weighted average diluted shares outstanding were 10,176,742 and 9,009,776 for the quarters ended September 30, 2008 and 2007, respectively.

Nine Months Ended September 30, 2008 Operating Results

For the nine months ended September 30, 2008, income from operations (revenue) was $15.7 million as compared to $18.0 million for the nine months ended September 30, 2007. Net (loss) income from operations for the nine months ended September 30, 2008 was ($6.4 million) as compared to $4.4 million for the nine months ended September 30, 2007. Approximately 30% and 86% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the nine months ended September 30, 2008 and 2007, respectively. As a result of the Company’s shift in corporate strategy as discussed above, cash income from operations (revenue) increased to $11.0 million for the nine months ended September 30, 2008 as compared to $2.6 million for the nine months ended September 30, 2007.

The net decrease in net assets from operations (including net income (loss) from operations and realized and unrealized gains and losses on investments) was ($20.8 million) or ($2.15) per weighted average diluted share outstanding for the nine months ended September 30, 2008, as compared to ($4.1 million) or ($0.46) per weighted average diluted share outstanding for the nine months ended September 30, 2007. Of the $20.8 million decrease in net assets, $9.3 million was a non-cash charge related to the deferred tax valuation allowance, $9.6 was related to realized and unrealized losses on the investments and $1.9 was related to operations.

Weighted average diluted shares outstanding were 9,653,725 and 8,982,339 for the nine months ended September 30, 2008 and 2007, respectively.

Overview

The revenue for the third quarter of 2008 shows the progress made in establishing UTEK’s new corporate strategy, as outlined in previous announcements, of focusing on the provision of a full suite of innovation consulting services, mainly in the US and the UK.

Innovation consulting services in the third quarter were $5.1 million (zero for the comparable period in 2007) and $7.7 million for the nine months ended September 30, 2008 (zero for the comparable period in 2007). All income from innovation consulting services is cash income. Similarly, our subscription and technology acquisition alliances service revenue increased by 60% to $1.0 million in Q3 2008 as compared to $647,000 for Q3 2007 and increased to $3.0 million for the nine months ended September 30, 2008 as compared $2.7 million for the nine months ended September 30, 2007.

This rapid development in innovation consulting services revenues reflects the acquisitions of Strategos and Innovaro during the nine month period ended September 30, 2008. More recently, this aspect of our business was strengthened further by the acquisition of Social Technologies in the fourth quarter of 2008, as discussed below. This new focus on innovation consulting services integrates with our technology transfer alliances and patent analytics business permitting the Company to increase cash revenues and reduce the amount of revenue in the form of unregistered shares of common stock in client companies. In subsequent periods it is our intention to pursue additional strategic acquisitions to further enhance our ability to better service the innovation needs of our clients.

Recent Developments

On October 10, 2008, the Company purchased 100% of Social Technologies Group, Inc. “Social Technologies” incorporated in Virginia pursuant to a stock purchase agreement. Social Technologies was acquired for potentially 998,027 shares of UTEK’s unregistered common stock valued at $10.0 million as of such date. Social Technologies has helped clients across a wide range of industries guide policy, shape business strategy, explore new markets, and develop new products and services through innovation consulting services. Social Technologies helps organizations protect against unexpected risks, spot opportunities before competitors do, and ultimately prepare for the future from an informed, empowered perspective.

Financial Position Information

The following tables contain comparative selected financial data as of September 30, 2008 and December 31, 2007 and for the three and nine month periods ended September 30, 2008 and 2007.

UTEK Corporation

Consolidated Statements of Assets and Liabilities

	September 30, 2008 (Unaudited)	December 31, 2007
ASSETS
Investments:
Non-affiliate investments (cost: 2008 - $37,619,164; 2007 - $31,588,337)	$7,246,230	$6,705,850
Affiliate investments (cost: 2008 - $36,562,344; 2007 - $43,779,616)	3,950,000	14,429,000
Controlled investments (cost: 2008 - $12,430,248; 2007 - $17,231,458)	3,233,300	7,768,561
U.S. Treasuries and certificates of deposit (cost: 2008 - $3,203,990; 2007 - $1,498,346)	3,203,990	1,498,346

Total investments	17,633,520	30,401,757
Cash and cash equivalents	5,588,306	5,254,576
Accounts receivable, net of allowance for bad debt (2008 - $176,000; 2007 - $36,000)	3,448,907	358,338
Prepaid expenses and other assets	738,150	378,248
Fixed assets, net	493,012	476,578
Goodwill	9,993,865	2,821,064
Intangible assets, net	9,437,828	123,812
Deferred tax asset	—	5,406,704

TOTAL ASSETS	47,333,588	45,221,077

LIABILITIES
Accrued expenses	6,740,553	790,693
Deferred revenue	1,090,154	755,836
Deferred tax liability	652,796	—

TOTAL LIABILITIES	8,483,503	1,546,529

NET ASSETS	$38,850,085	$43,674,548

Commitments and Contingencies
Composition of net assets:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 29,000,000 shares authorized; 11,136,932 and 9,011,276 shares issued; 10,378,083 and 9,011,276 shares outstanding at September 30, 2008 and December 31, 2007, respectively	$103,782	$90,114
Additional paid-in capital	69,734,893	53,148,643
Accumulated income:
Accumulated net operating income	27,080,725	33,498,108
Net realized loss on investments, net of income taxes	(7,264,775)	(3,512,598)
Net unrealized depreciation of investments, net of deferred income taxes	(50,292,449)	(39,703,173)
Foreign currency translation adjustment	(512,091)	153,454

NET ASSETS	$38,850,085	$43,674,548

Net asset value per share	$3.74	$4.85

UTEK Corporation

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
Income from operations:
Innovation consulting services	$5,139,683	$—	$7,719,310	$—
Sale of technology rights	750,000	2,920,800	4,684,680	14,835,550
Subscription and other services	1,033,792	647,329	2,995,214	2,716,094
Investment income, net	134,931	126,785	254,386	479,490

	7,058,406	3,694,914	15,653,590	18,031,134

Expenses:
Direct costs of innovation consulting services	4,567,812	—	6,885,694	—
Acquisition of technology rights	300,000	837,565	1,780,000	3,170,844
Salaries and wages	1,140,570	889,349	3,505,608	2,663,656
Professional fees	275,967	504,500	834,229	1,118,608
Sales and marketing	602,236	398,110	1,836,020	1,488,388
General and administrative	1,471,260	665,879	3,375,794	2,105,432
Goodwill impairment	—	—	—	33,030

	8,357,845	3,295,403	18,217,345	10,579,958

Income (loss) before income taxes	(1,299,439)	399,511	(2,563,755)	7,451,176
Provision for income tax expense (benefit)	4,198,654	211,319	3,853,627	3,093,762

Net (loss) income from operations	(5,498,093)	188,192	(6,417,382)	4,357,414
Net realized and unrealized gains (losses):
Net realized loss on investments, net of income tax benefit	(275,303)	(551,958)	(3,752,177)	(1,690,238)
Change in unrealized appreciation (depreciation) of investments, net of deferred tax expense (benefit)	(6,541,649)	229,749	(10,589,276)	(6,792,496)

Net decrease in net assets from operations	$(12,315,045)	$(134,017)	$(20,758,835)	$(4,125,320)

Net decrease in net assets from operations per share:
Basic	$(1.21)	$(0.01)	$(2.15)	$(0.46)
Diluted	$(1.21)	$(0.01)	$(2.15)	$(0.46)
Weighted average shares:
Basic	10,176,742	9,009,776	9,653,725	8,982,339
Diluted	10,176,742	9,009,776	9,653,725	8,982,339

UTEK Corporation

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended Sept 30
	2008	2007
Operating Activities:
Net decrease in net assets from operations	$(20,758,835)	$(4,125,320)
Adjustments to reconcile net decrease in net assets from operations to net cash flows from operating activities:
Change in net unrealized depreciation of investments	9,274,746	10,890,646
Net proceeds from sale (purchases) of short-term investments	(1,705,644)	2,487,169
Proceeds received on sale of equity investments	1,865,052	1,169,783
Net repayment from (investment in) UTEK Real Estate Holdings, Inc.	1,965,261	(721,156)
Depreciation and amortization	663,104	160,455
Goodwill impairment	—	33,030
Loss on sale of investments	6,016,002	2,710,019
Loss on disposal of fixed assets	13,363	14,360
Bad debt expense	78,886	150,467
Stock-based compensation	560,257	443,047
Deferred income taxes	2,904,339	(2,024,168)
Investment securities received in connection with the sale of technology rights	(4,559,680)	(14,635,550)
Consulting and other services rendered in exchange for investment securities	(45,269)	(953,590)
Changes in operating assets and liabilities:
Accounts receivable	(695,819)	252,286
Prepaid expenses and other assets	(265,799)	40,773
Deferred revenue	(290,439)	(232,483)
Accrued expenses	4,466,976	202,548

Net cash flows from operating activities	(513,499)	(4,137,684)

Investing Activities:
Cash received in connection with acquisitions	747,808	—
Purchases of fixed assets	(29,725)	(41,251)

Net cash flows from investing activities	718,083	(41,251)

Financing Activities:
Distributions to stockholders	—	(179,032)
Proceeds from exercise of stock options	189,794	523,091

Net cash flows from financing activities	189,794	344,059

Foreign currency translation adjustment	(60,648)	14,116

Increase (decrease) in cash and cash equivalents	333,730	(3,820,760)
Cash and cash equivalents at beginning of year	5,254,576	9,685,111

Cash and cash equivalents at end of period	$5,588,306	$5,864,351

Conference Call at 10:00 a.m. EST on Monday, November 10, 2008

UTEK will hold a live conference call on Monday, November 10, 2008 at 10:00 a.m. EST to discuss its third quarter 2008 results. All interested parties are invited to attend the conference call.

Conference call dial-in numbers:

US & Canada: 866-672-2663

UK: 0-800-032-3836

Other International Callers: 404-665-9588

Please reference conference ID# 70988572

About UTEK Corporation

UTEK® is a leading innovation services company. UTEK’s services enable clients to become stronger innovators, rapidly source externally developed technologies, create value from their intellectual property and gain foresight into marketplace and technology developments that affect their business. UTEK is a business development company. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized and realized gains and losses of companies in its portfolio, UTEK’s dependence on the performance of its operating divisions as well as the companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, marketplace demand for innovation consulting services as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filings with the Securities and Exchange Commission.

Contacts:

UTEK Corporation

USA:

Allen & Caron, Inc.

Brian Kennedy

brian@allencaron.com

212-691-8087

UK:

Bankside Consultants

Steve Liebmann or Simon Bloomfield

+ 44 (0) 20-7367-8883